Exhibit 16.1

January 19, 2007

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Interact Group Holdings, Inc.
(fka The Jackson Rivers Company)
File No. 333-70932

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated January 19, 2007 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

Registered Public Company Accounting Oversight Board
AICPA Center for Public Company Audit Firms
Texas Society of Certified Public Accountants

2925 Briarpark, Suite 930 | Houston, TX 77042
(713) 266-0530 - voice | (713) 266-1815 - fax | www.malone-bailey.com